Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of HPR Inc. on Forms S-8 (File Nos. 33-80141 , 33-80143, and 33-80145) of our
report dated August 1, 1996, on our audits of the consolidated financial statements of HPR Inc. as of June 30, 1996 and 1995 and for the years ended June 30, 1996, 1995, and 1994, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under Item 6, Selected Financial Data.

COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 20, 1996

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